Exhibit 99.1

NAVIDEA BIOPHARMACEUTICALS ANNOUNCES DETAILS OF 2018 ANNUAL GENERAL MEETING

Michael Goldberg, M.D. Resigns as Chief Executive Officer and Director of Navidea

Jed A. Latkin, Chief Financial Officer and Chief Operating Officer, Appointed Interim Chief Executive Officer and Director

Conference call to take place August 16th, 2018 at 5:00pm EDT

DUBLIN, Ohio–As previously announced, Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) (“Navidea” or the “Company”), a company focused on the development of precision immunodiagnostic agents and immunotherapeutics, will host a conference call today, August 16, 2018, at 5:00pm EDT to discuss details of the Annual Meeting for its shareholders, to be held today in Fort Lee, New Jersey under the chairmanship of Michael Rice, director of Navidea.

During the meeting, management will provide updates on the following:

●	The Rheumatoid Arthritis and Activated Macrophage Data has been submitted to the U.S. Food and Drug Administration (“FDA”); a meeting with the FDA is now confirmed for late September.
●	The terms of Dr. Goldberg’s separation from Navidea.
●	The leadership transition plan, including Mr. Jed A. Latkin’s new role as Interim Chief Executive Officer and member of the board, effective August 14, 2018.
●	The business plan moving forward for Navidea’s subsidiary, Macrophage Therapeutics, Inc. (“MT”), which will now be led by Dr. Goldberg.

Going forward, Dr. Goldberg will serve as Chief Executive Officer of MT and will concentrate all of his attention and efforts on progressing the developments taking place. In this role, Dr. Goldberg will focus on addressing MT’s long-term funding needs as well as progressing its clinical pipeline.

“Navidea is grateful to Dr. Goldberg for his extensive contributions to the Company over the last 5 years, helping to build its leadership position in precision medicine,” said Mr. Jed A. Latkin, Interim Chief Executive Officer. “We believe this business transition will allow Navidea and our subsidiary, Macrophage Therapeutics, to focus their efforts on advancing the novel pipelines and delivering on our mission. Our goal throughout these corporate changes is to consistently create long-term value for our stakeholders as we shift the focus of the business and strive towards improving patient care. Furthermore, we are extremely excited that the FDA has granted us a meeting request in late September. We look forward to advancing our second product to commercialization.”

Jed Latkin has served as Navidea’s Chief Financial Officer and Chief Operating Offer since 2016. Previously, he was a Portfolio Manager at Nagel Avenue Capital from 2010 to 2016, at ING Investment Management from 2006 to 2010, and at Morgan Stanley from 2002 to 2006.

Conference Call Details

Investors and the public are invited to access the live audio webcast through the link below. Participants who would like to ask questions during the question and answer session must participate by telephone. Participants are encouraged to log-in and/or dial-in fifteen minutes before the conference call begins.

Event:	Annual Meeting Discussion and Update on Current Corporate Events and Outlook

Date:	Thursday, August 16, 2018

Time:	5:00 pm (Eastern Time)

U.S. & Canada Dial-in:	877-407-0312

Conference ID:	13682395

Webcast	https://webcasts.eqs.com/navidea20180816

The presentations to shareholdersat the Annual Meeting as well as the Webcast of the Annual Meeting Discussion and Update on Current Corporate Events and Outlook Conference call will be posted on August 16, 2018 on the corporate website.

About Navidea

Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) is a biopharmaceutical company focused on the development of precision immunodiagnostic agents and immunotherapeutics. Navidea is developing multiple precision-targeted products based on its Manocept™ platform to enhance patient care by identifying the sites and pathways of disease and enable better diagnostic accuracy, clinical decision-making, and targeted treatment. Navidea’s Manocept platform is predicated on the ability to specifically target the CD206 mannose receptor expressed on activated macrophages. The Manocept platform serves as the molecular backbone of Tc 99m tilmanocept, the first product developed and commercialized by Navidea based on the platform. The development activities of the Manocept immunotherapeutic platform are being conducted by Navidea in conjunction with its subsidiary, Macrophage Therapeutics, Inc. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel products and advancing the Company’s pipeline through global partnering and commercialization efforts.

For more information, please visit www.navidea.com.

Forward-Looking Statements

This release and any oral statements made with respect to the information contained in this release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things: the timing of, and our ability to, move forward with our business plans, including as they relate to Macrophage Therapeutics, Inc., general economic and business conditions, both nationally and in our markets; our history of losses and uncertainty of future profitability; the final outcome of the CRG litigation in Texas; our ability to successfully complete research and further development of our drug candidates; the timing, cost and uncertainty of obtaining regulatory approvals of our drug candidates; our ability to successfully commercialize our drug candidates; our expectations and estimates concerning future financial performance, financing plans and the impact of competition; our ability to raise capital sufficient to fund our development and commercialization programs; our ability to implement our growth strategy; anticipated trends in our business; advances in technologies; and other risk factors set forth in this report and detailed in our most recent Annual Report on Form 10-K and other SEC filings. You are urged to carefully review and consider the disclosures found in our SEC filings, which are available at www.sec.gov or at http://ir.navidea.com.

Investors are urged to consider statements that include the words “will,” “may,” “could,” “should,” “plan,” “continue,” “designed,” “goal,” “forecast,” “future,” “believe,” “intend,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions, as well as the negatives of those words or other comparable words, to be uncertain forward-looking statements.

You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be incorrect. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Contacts

Navidea Biopharmaceuticals, Inc.

Jed Latkin, Interim CEO/CFO/COO, 614-551-3416

jlatkin@navidea.com

or

Edison Advisors

Joseph Green, 646-653-7030

jgreen@edisongroup.com

Source: Navidea Biopharmaceuticals, Inc.